UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2008

LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road	23060
Glen Allen, Virginia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ý Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On November 7, 2008, LandAmerica Financial Group, Inc. (“LandAmerica”) and Fidelity National Financial, Inc. (“Fidelity”) issued a press release announcing they had entered into an Agreement and Plan of Merger, dated as of November 7, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information About this Transaction

In connection with the proposed merger, Fidelity will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of LandAmerica that also constitutes a prospectus of Fidelity. LandAmerica will mail the proxy statement/prospectus to its stockholders. Fidelity and LandAmerica urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website www.sec.gov. once such documents are filed with the SEC. You may also obtain these documents, free of charge, from Fidelity’s website at www.fnf.com under the tab “Investor Relations” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from LandAmerica’s website at www.landam.com under the heading “Investor Information” and then under the tab “SEC Filings”.

Proxy Solicitation

Fidelity, LandAmerica and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from LandAmerica stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of such stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Fidelity’s executive officers and directors in its definitive proxy statement filed with the SEC on April 15, 2008. You can find information about LandAmerica’s executive officers and directors in its definitive proxy statement filed with the SEC on March 24, 2008. You can obtain free copies of these documents from Fidelity and LandAmerica using the contact information above.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Michelle H. Gluck_____________
Michelle H. Gluck
Executive Vice President and Chief Legal Officer

Date: November 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 7, 2008